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Exhibit 1(n)


                              ARTICLES OF AMENDMENT

                                       TO

                          THE ARTICLES OF INCORPORATION

                                       OF

                            BNY HAMILTON FUNDS, INC.


     BNY HAMILTON FUNDS, INC., a Maryland corporation, having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The designation of the Corporation's series of common stock referred to as "BNY Hamilton New York Tax-Free Money Market Fund" is hereby amended to be "BNY Hamilton New York Tax-Exempt Money Fund".

          SECOND: The designations of the "Hamilton Class", "Hamilton Premier Class" and "Hamilton Classic Class" of each of the following series of common stock of the Corporation are hereby amended to be the "Hamilton Class", "Premier Class" and "Classic Class", respectively:

          BNY Hamilton Money Fund

          BNY Hamilton Treasury Money Fund

          BNY Hamilton New York Tax-Exempt Money Fund

          THIRD: The foregoing amendments do not change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the capital stock of the Corporation.

          FOURTH: A majority of the entire Board of Directors of the Corporation approved the foregoing amendments to the Articles of Incorporation of the Corporation and duly adopted a resolution in which were set forth the foregoing amendments to the Articles of Incorporation of the Corporation, declaring that said amendments of the Articles of Incorporation as proposed were advisable.

          FIFTH: The foregoing amendments to the Articles of Incorporation of the Corporation are limited to changes expressly permitted byss.2-605(a)(1) and
(a)(2) of the General Corporation Law of Maryland to be made without action by stockholders and the

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Corporation is registered as an open-end company under the Investment Company
Act of 1940, as amended.

          IN WITNESS WHEREOF, BNY HAMILTON FUNDS, INC. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary on May 22, 2002.

                                                   BNY HAMILTON FUNDS, INC.
WITNESS:


/s/ Karen Jacoppo-Wood                             By: /s/ Michael A. Grunewald
----------------------------                           ------------------------
Karen Jacoppo Wood                                  Michael A. Grunewald
Assistant Secretary                                 President

          THE UNDERSIGNED, Michael A. Grunewald of BNY HAMILTON FUNDS, INC., who executed on behalf of the Corporation the foregoing amendments to the Articles of Incorporation of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing amendments to the Articles of Incorporation to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                                    /s/ Michael A. Grunewald
                                                    ---------------------------
                                                    Michael A. Grunewald

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